Exhibit 99.3

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUE:
Services	$55,510	$65,959
Hardware	2	-
Net revenue	55,512	65,959
OPERATING EXPENSES:
Marketing	5,631	5,662
Commission	13,836	16,999
Cost of services revenue	17,798	22,153
Cost of hardware revenue	47	-
General and administrative	18,293	20,650
Depreciation	1,297	1,540
Amortization	119	853
Total operating expenses	57,021	67,857
LOSS FROM OPERATIONS	(1,509)	(1,898)
Interest expense	(104)	(90)
Other (expense) income, net	(82)	148
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,695)	(1,840)
INCOME TAX BENEFIT (EXPENSE)	471	(115)
LOSS FROM CONTINUING OPERATIONS	(1,224)	(1,955)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	-	(829)
NET LOSS	$(1,224)	$(2,784)
Basic loss per common share:
Loss from continuing operations	$(0.06)	$(0.11)
Loss from discontinued operations	-	(0.04)
Basic loss per common share	$(0.06)	$(0.15)
Diluted loss per common share:
Loss from continuing operations	$(0.06)	$(0.11)
Loss from discontinued operations	-	(0.04)
Diluted loss per common share	$(0.06)	$(0.15)
Cash dividends paid per common share	$-	$0.20
Weighted average shares outstanding:
Basic	18,837	18,299
Diluted	18,837	18,299

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,077	$11,325
Accounts receivable, net of allowance for doubtful accounts of $3 (2015) and $5 (2014)	15,063	15,479
Prepaid expenses and other current assets	7,311	8,289
Inventory, net	383	-
Income tax receivable	6,965	8,107
Deferred subscription solicitation costs	7,827	6,922
Total current assets	47,626	50,122
PROPERTY AND EQUIPMENT, net	15,078	14,764
DEFERRED TAX ASSET, net	11,111	11,849
LONG-TERM INVESTMENT	8,384	8,384
GOODWILL	18,391	17,398
INTANGIBLE ASSETS, net	1,570	763
OTHER ASSETS	1,090	1,301
TOTAL ASSETS	$103,250	$104,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,846	$5,356
Accrued expenses and other current liabilities	18,928	18,907
Accrued payroll and employee benefits	4,119	5,034
Commissions payable	409	468
Capital leases, current portion	498	592
Deferred revenue	2,475	2,869
Deferred tax liability, net, current portion	711	702
Total current liabilities	31,986	33,928
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	879	981
OTHER LONG-TERM LIABILITIES	4,451	4,545
TOTAL LIABILITIES	37,316	39,454
STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 23,116 (2015) and 22,158 (2014); shares outstanding 19,921 (2015) and 18,978 (2014)	231	222
Additional paid-in capital	125,996	123,975
Treasury stock, shares at cost; 3,195 (2015) and 3,180 (2014)	(32,696)	(32,696)
Accumulated deficit	(27,597)	(26,374)
TOTAL STOCKHOLDERS’ EQUITY	65,934	65,127
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$103,250	$104,581

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,224)	$(2,784)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation	1,297	2,192
Amortization	119	853
Amortization of debt issuance cost	22	18
Provision for doubtful accounts	(2)	(25)
Loss on disposal of fixed assets	61	196
Share based compensation	1,574	1,191
Excess tax benefit upon vesting of restricted stock units and stock option exercises	-	(66)
Amortization of non-cash consideration exchanged for additional investment	-	(309)
Amortization of deferred subscription solicitation costs	4,321	4,400
Changes in assets and liabilities:
Accounts receivable	422	3,023
Prepaid expenses and other current assets	978	(538)
Inventory, net	(383)	-
Income tax, net	1,770	(5,800)
Deferred subscription solicitation costs	(5,226)	(4,501)
Other assets	188	(143)
Accounts payable	(509)	1,916
Accrued expenses and other current liabilities	272	3,501
Accrued payroll and employee benefits	(1,209)	1,050
Commissions payable	(60)	38
Deferred revenue	(394)	62
Deferred income tax, net	(734)	1,464
Other long-term liabilities	(93)	(69)
Cash flows provided by operating activities	1,190	5,669
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of technology related intangible	-	(50)
Cash paid for the business acquired from Health at Work Wellness Actuaries LLC	(1)	-
Acquisition of property and equipment	(1,923)	(2,398)
Cash flows used in investing activities	(1,924)	(2,448)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid on common shares	-	(3,674)
Excess tax benefit upon vesting of restricted stock units and stock option exercises	-	66
Capital lease payments	(197)	(280)
Withholding tax payment on vesting of restricted stock units and stock option exercises	(317)	(1,603)
Cash flows used in financing activities	(514)	(5,491)
DECREASE IN CASH AND CASH EQUIVALENTS	(1,248)	(2,270)
CASH AND CASH EQUIVALENTS — Beginning of period	11,325	20,920
CASH AND CASH EQUIVALENTS — End of period	$10,077	$18,650
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
Equipment additions accrued but not paid	$251	$248
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$294	$45
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$58	$-
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$1,551	$-

 INTERSECTIONS INC.
OTHER DATA
(unaudited)

In 2014, we reorganized our business into one that we believe will build our IDENTITY GUARD® brand and Canadian business lines as growth engines for our identity theft and privacy protection solution, and we believe we continue to provide the highest level of service for our existing U.S. financial institution clients. As a result of the reorganization, we refined our criteria used to calculate and report the other data in the tables below.

The following tables provide details of our Personal Information Services segment revenue and subscriber information for the three months ended March 31, 2015 and 2014, respectively (in thousands):

Personal Information Services Segment Revenue

	Three Months Ended March 31,
	2015	2014	2015	2014
Bank of America	$23,855	$28,033	46.5%	46.1%
All other financial institution clients	8,841	13,588	17.3%	22.3%
Consumer direct	12,664	11,632	24.7%	19.1%
Canadian business lines	5,888	7,588	11.5%	12.5%

Total Personal Information Services revenue	$51,248	$60,841	100.0%	100.0%

Personal Information Services Segment Subscribers

	Financial Institution	Consumer Direct	Canadian Business Lines	Total
Balance at December 31, 2014	1,421	342	296	2,059
Additions	1	83	19	103
Cancellations	(68)	(44)	(35)	(147)

Balance at March 31, 2015	1,354	381	280	2,015

Balance at December 31, 2013	2,067	301	332	2,700
Additions	16	69	35	120
Cancellations	(98)	(46)	(39)	(183)

Balance at March 31, 2014	1,985	324	328	2,637

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation, as well as dividend equivalent cash payments to restricted stock unit (“RSU”) holders. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus share related compensation, non-cash impairment of goodwill, intangibles and other long-lived assets, depreciation and amortization, interest expense and other (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company and to make compensation determinations.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges, as defined for the previous five quarters and year-to-date through March 31, 2014 and 2015. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	2014				2015
	Three Months Ended				Three Months Ended March 31
	March 31	June 30	September 30	December 31
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges
Consolidated loss before income taxes	$(1,840)	$(3,026)	$(9,756)	$(29,011)	$(1,695)
Non-cash share based compensation	1,190	1,486	509	1,240	1,574
Dividend equivalent payments to RSU holders and option holders	448	-	-	-	-
Impairment of goodwill, intangibles and other long-lived assets	-	-	-	25,837	-
Depreciation	1,540	1,439	1,276	1,401	1,297
Amortization	853	853	853	848	119
Interest expense, net	90	170	257	87	104
Other (income) expense, net	(148)	287	239	291	82
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$2,133	$1,209	$(6,622)	$693	$1,481

	For the Three Months Ended March 31,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation
Consolidated loss before income taxes	$(1,840)	$(1,695)
Non-cash share based compensation	1,190	1,574
Dividend equivalent payments to RSU holders and option holders	448	-
Depreciation	1,540	1,297
Amortization	853	119
Interest expense, net	90	104
Other (income) expense, net	(148)	82
Consolidated adjusted EBITDA before share related compensation (1)	$2,133	$1,481

__________________

(1)	For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.
Eric Miller
(703) 488-6100
intxinvestorrelations@intersections.com